2

          ____________________________________________




                    ASSET PURCHASE AGREEMENT


                             between


                 NATIONAL COMPUTER SYSTEMS, INC.


                               and


                          NESTOR, INC.


                           dated as of


                          June 11, 1996




          ____________________________________________

                    ASSET PURCHASE AGREEMENT

          This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of June 11, 1996, is made and entered into by and between National Computer Systems, Inc., a Minnesota corporation ("Purchaser"), on the one hand, and Nestor, Inc., a Delaware corporation ("Seller"), on the other hand.

           WHEREAS, Seller is engaged in the business, among others, of developing, manufacturing and distributing software and software related products for intelligent character recognition ("ICR") and forms and document management, including, without limitation, in the Exclusive Field (the "ICR Business").

           WHEREAS, Purchaser has previously engaged Seller as  a
consultant   to   assist   in  the  development   of   functional
specifications for certain software for reading and processing forms known as "ACCRA II."

            WHEREAS, Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Seller, on the terms and subject to the conditions set forth in this Agreement, certain of the assets that are currently being used by Seller in the conduct of the ICR Business.

           WHEREAS, in connection with and as a condition to such sale and assignment, Seller desires to grant to Purchaser, and Purchaser desires to obtain from Seller, a license of certain technology relating to the ICR Business and the development of ACCRA II (the "License Agreement"), and a license of the NestorReader trademark (the "Trademark License Agreement"), on the terms and subject to the conditions set forth in such license agreements by and between Purchaser and Seller entered into contemporaneously with this Agreement.

            NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants, representations, warranties and agreements and the conditions set forth in this Agreement, the parties hereto hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

           1.01 "ACCRA II" shall have the meaning assigned to it in the License Agreement.

           1.02 "Exclusive Field" shall have the meaning assigned to it in the License Agreement.

           1.03 "Existing ICR Products" shall have the meaning assigned to it in the License Agreement.

            1.04 "ICR Trademarks" shall mean trade names, trademarks, service marks, trade dress and product configurations that are used in or held for use exclusively in connection with the Existing ICR Products and the ICR Business (except for the "NestorReader" trademark of Seller which is being licensed pursuant to the Trademark License Agreement) and all (A) goodwill and common law rights associated therewith, (B) registration applications pending thereon in any state and in any country, and
(C) registrations issued thereon in any state and in any country. All such trademarks are identified in the Disclosure Schedule under the caption referencing Section 1.04 hereto.

                           ARTICLE II

                       TRANSFER OF ASSETS

           2.01 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, transfer and assign to Purchaser on the Closing Date, as designated below, and Purchaser hereby agrees to purchase and acquire from Seller on the Closing Date, all right, title and interest in and to all of the following assets of Seller (collectively, except for the excluded assets set forth in Section 2.02 hereof, the "Assets")(certain definitions applicable to the Assets are set forth in Article I hereof):

           (a) All ICR Trademarks specifically identified in the Disclosure Schedule under the caption referencing Section
     1.04 hereto;

          (b) All of the equipment, machinery and other physical assets owned by Seller and used by Seller in the design, sales and support of the ICR Business and specifically identified in Exhibit A;

           (c) All of Seller's inventories of Existing ICR Products, supplies, raw materials, parts, finished goods, work-in-process, product labels and packaging materials used in connection with the design, sales and support of the ICR Business and Seller's interest in all orders or contracts identified on Exhibit B for the purchase of supplies, raw materials, parts, product labels and packaging materials, all as used exclusively in connection with the design, sales and support of the ICR Business, including such inventory specifically identified in Exhibit A-1 (Seller shall be permitted to retain a reasonable limited number of copies solely for recordkeeping purposes);

           (d) Seller's interest in certain specified agreements with respect to the ICR Business to which Seller is a party and which are specifically identified in Exhibit B and all unfilled or uncompleted customer contracts, commitments or purchase or sales orders received and accepted by Seller in connection with the ICR Business in the ordinary course of business and which are specifically identified in Exhibit B;

           (e) Seller's interest in all personal property leases to which Seller is a party that are used in connection with the design, sales and support of the ICR Business, to which Seller is a party and which are specifically identified in Exhibit C;

          (f) All of Seller's books, records and other documents and information relating to the Assets or the ICR Business (but excluding such records that are not necessary or useful to Purchaser in its ongoing use of the Assets and exercise of its rights under the License Agreement, e.g., copies of purchases of toner for a copier machine used in the ICR Business), including, without limitation, all customer, prospect, dealer and distributor lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, commission records, correspondence, product data, material safety data sheets, price lists, product demonstrations, quotes and bids and all product catalogs and brochures; provided that Seller shall have the right to retain the originals and provide Purchaser with copies of such books and records that are (i) used in common by the ICR Business and Seller's other business activities (other than original copies of any contracts to be assumed by Purchaser under this Article II, all of which originals shall be provided to Purchaser) or (ii) are necessary for Seller's recordkeeping for audit purposes or to satisfy its other legal and tax requirements. Seller shall use its best efforts to provide all such books and records to Purchaser at the Closing.
     From  and  after  the  Closing,  Seller  shall  deliver   to
     Purchaser any additional books and records required to be delivered to Purchaser under this Section 2.01(f) that it becomes aware of or that are requested by Purchaser, and such delivery obligation shall be Seller's sole continuing obligation under this Section 2.01(f) after the Closing with respect to such books and records; and

           (g) Goodwill (including all goodwill associated with and symbolized by the name or names identified in the ICR
     Trademarks) and all rights to continue to use the Assets in the conduct of a going business.

The parties hereto expressly agree that Purchaser is not assuming any of the liabilities, obligations or undertakings relating to the foregoing Assets, except for those liabilities and obligations specifically assumed by Purchaser in Section 2.03 hereof.

           2.02  Excluded Assets.  Notwithstanding the  terms  of
Section 2.01, Seller is not selling to Purchaser any assets other than the Assets set forth in Section 2.01, and Purchaser is not purchasing any assets of Seller, other than the Assets. The following assets, without limitation, shall be retained by Seller and shall not be sold, transferred or assigned to Purchaser in connection with the purchase of the Assets:

          (a)  All cash and bank accounts of Seller;

           (b) All corporate certificates of authority and corporate minute books and the corporate stock record or register of Seller;

          (c) All executory licenses, contracts or agreements or leases not specifically identified in Exhibit B or Exhibit C to this Agreement, including, without limitation, the third party licenses identified in the portion of the Disclosure Schedule referencing Section 4.06 as requiring the consent of the licensor and identifying that such consent has not been obtained;

           (d) All of Seller's intellectual property rights (including, without limitation, Seller's intellectual property rights relating to the ICR Business and Nestor Technology, as defined in the License Agreement, which rights are being licensed to Purchaser under the License Agreement) other than the ICR Trademarks; and

          (e)   All intra-company accounts or notes receivable.

            2.03 Assumption of Liabilities. Purchaser shall assume, pay, perform in accordance with their terms or otherwise satisfy, from and after the Closing Date, Seller's executory obligations to be performed after the Closing Date under the licenses, contracts or agreements specifically identified in Exhibit B and Exhibit C to this Agreement and assigned to Purchaser pursuant to Section 2.01 hereof.

           2.04 Excluded Liabilities.  Other than as set forth in
Section 2.03 above, Seller shall retain, and Purchaser shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Purchaser of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise. Seller shall be responsible for all of the respective liabilities, obligations and undertakings of Seller not assumed by Purchaser pursuant to
Section 2.03 hereof including, without limitation, all employment obligations, taxes, royalties or license fees accrued prior to the Closing Date that are due and payable to any party.



                           ARTICLE III

                         PURCHASE PRICE

          3.01 Amount. The purchase price (the "Purchase Price") for the Assets shall be:

           (a) Three Hundred Thousand Dollars ($300,000.00), plus,

           (b)   An amount of Twenty Thousand Two Hundred and Two
     Dollars ($20,202.00) as full payment and satisfaction of any and all outstanding obligations of Purchaser for any Phase 1
     ACCRA II development undertaken by Seller, plus,

           (c) The amount set forth on Exhibit D for certain prepaid expenses of the ICR Business less the amount set forth on Exhibit D for the cost of replacing software necessary to operate the ICR Business. The parties also shall make the post-closing adjustments set forth on Exhibit E.

           3.02 Royalties. Purchaser agrees to pay the royalty payments set forth in the License Agreement.

          3.03 Manner of Payment.

           (a) Purchaser shall pay the Purchase Price for the Assets provided for in Sections 3.01(a), 3.01(b) and Exhibit D hereof to Seller on the Closing Date and simultaneously with the Closing of the transactions contemplated by this Agreement, by wire transfer to Seller at a bank account to be specified by Seller not less than two business days prior to the Closing Date.

           (b) Purchaser shall have the right to offset the amount of any claim it has for indemnification under this Agreement or the License Agreement against any amounts owing to Seller, including without limitation, any amounts owing under the License Agreement.

           3.04 Allocation of Purchase Price. The total purchase price shall be allocated among the Assets in the manner described on Exhibit F to this Agreement. Each of Purchaser and Seller shall file, in accordance with the Internal Revenue Code of 1986, as amended, an asset allocation statement on Form 8594 with its federal income tax return for the tax year in which the Closing Date occurs and shall contemporaneously provide the other party with a copy of the Form 8594 being filed.


                           ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF SELLER

           As a material inducement to Purchaser to enter into this Agreement and with the understanding that Purchaser will be relying thereon in consummating the transactions contemplated hereunder, Seller represents and warrants to Purchaser that, except as otherwise disclosed to Purchaser in the Disclosure Schedule (the "Disclosure Schedule") delivered by Seller to Purchaser on the date hereof and attached to this Agreement (which Disclosure Schedule lists certain of the Assets Defined in
Article   I  and  the  exceptions  to  the  representations   and
warranties contained in this Article IV under captions referencing the Sections to which such exceptions apply):

            4.01 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to sell and transfer its interest in the Assets to Purchaser pursuant to this Agreement and to enter into and perform its commitments under each of the agreements to be executed by Seller pursuant to this Agreement. Seller is qualified and in good standing in each jurisdiction in which its failure to so qualify could have a material adverse effect on the Assets or the financial condition of the ICR Business.

           4.02 Corporate Authorization. The execution, delivery and performance of this Agreement by Seller, and all other agreements or instruments to be executed by Seller pursuant to this Agreement, have been authorized by proper corporate action and are within its corporate powers. This Agreement constitutes and such other agreements or instruments will constitute, the legal, valid and binding obligations of Seller, which are, or will be, enforceable against Seller in accordance with their respective terms.

           4.03 No Liens or Encumbrances. Seller has, and on the Closing Date will transfer and convey to Purchaser, good and marketable title to the Assets, and on the Closing Date the Assets shall be free and clear of all mortgages, liens, claims, charges, encumbrances, leases, security interests, pledges, and title retention agreements of any kind or nature.

          4.04 Schedules.

            (a) The Disclosure Schedule under the caption referencing Section 4.04(a) lists all executory licenses, contracts or agreements relating to the Assets or the ICR Business between Seller and any third parties, including any third party software licensed by Seller relating to the Assets or the ICR Business.

            (b) The Disclosure Schedule under the caption referencing Section 4.04(b) lists all executory personal property leases to which Seller is a party that are used in connection with the design, sales and support of the ICR Business between Seller and any third parties.

            (c) The Disclosure Schedule under the caption referencing Section 4.04(c) lists all distributors, dealers and customers, and all potential distributors, dealers and customers, of the ICR Existing Products as currently contained on the Seller's customer database system or similar system used by Seller in the operation of its business.

            (d) The Disclosure Schedule under the caption referencing Section 1.04 lists all of the ICR Trademarks.

           4.05 No Defaults. Each of the licenses, contracts and agreements listed in the Disclosure Schedule under the captions referencing Section 4.04(a) or Section 4.04(b) is freely transferable to Purchaser and is in full force and effect on the date hereof. Seller is not in material default or breach under any of such licenses, contracts and/or agreements and, to Seller's knowledge, no other party to such instruments is in material default or breach thereunder. True and correct copies of all documents listed in the Disclosure Schedule under the captions referencing Section 4.04(a) or Section 4.04(b) have heretofore been delivered to Purchaser.

           4.06 No Breaches, etc. Seller is not in material violation of, and the execution, delivery and performance of this Agreement or the other agreements contemplated by this Agreement and the consummation of the transactions contemplated hereby do not and will not result in any material breach or acceleration of, any of the terms or conditions of its certificate of incorporation or bylaws, or of any mortgage, bond, indenture, contract, agreement, license or other instrument or obligation to which Seller is a party or by which the Assets are bound. The execution, delivery and performance of this Agreement or the other agreements contemplated by this agreement will not result in the violation of any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Seller is, was or may be bound or to which the Assets are subject. Seller has obtained all consents or waivers to the transactions contemplated by this Agreement required under any of the agreements or commitments of Seller being sold or assigned to, or assumed by Purchaser hereunder, including, without limitation, the consent of Seller's secured lenders with any interest in the Assets and the release of all of the Assets from any security agreement and financing statement.

          4.07 Governmental Authorities; Consents. Except as set forth in the Disclosure Schedule under the caption referencing
Section 4.07, Seller is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in the Disclosure Schedule under the caption referencing Section 4.07, no notice, report, or other filing and no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Seller in connection with its execution, delivery and performance of this Agreement.

          4.08 Lawsuits, Proceedings, etc. Seller is not engaged in any legal action or other proceedings before any court or administrative agency which would or might prohibit the transactions contemplated hereby or which would or might adversely affect the Assets, nor is Seller a party to any action or proceeding, nor has Seller been threatened with any such action or proceeding, nor, to the Seller's knowledge, does there exist any basis therefor, which will or could have a material adverse effect on the condition, financial or otherwise, of the Assets or the ICR Business, nor has any order, writ, injunction or decree has been issued by, or requested of, any court or governmental agency which does or may result in any material adverse change in the Assets or the Business, nor is Seller liable for damages to any employee or former employee of the ICR Business as a result of violation of any foreign, state or federal laws directly or indirectly relating to such employee or former employee.

           4.09 Compliance with Law. Seller is not currently being charged with, nor has it operated the ICR Business in violation of, any applicable foreign, federal, state or municipal laws, regulations or ordinances including, without limitation, the federal Foreign Corrupt Practices Act, environmental laws, regulations ordinances, the federal Occupational Safety and Health Act of 1970, or the regulations promulgated thereunder, or any other applicable foreign, federal, state or municipal statute, law, regulation or ordinance relating to occupational health and safety, nor is Seller relying on any exemption from or deferral of any such applicable statute, law, regulation or ordinance that would not be available to Purchaser after it acquires the Assets from Seller.

          4.10 Intellectual Property Rights.

           (a)  As  of  the  Closing Date, Seller  owns  the  ICR
     Trademarks and has taken all commercially reasonable action to protect the ICR Trademarks.

            (b) The ICR Trademarks and the "NestorReader" trademark licensed to Purchaser under the Trademark License Agreement, comprise all trademarks used or held for use exclusively in the ICR Business as of the Closing Date.

           (c) No claim by any third party contesting the validity of any ICR Trademarks has been made, is currently outstanding or, to the best knowledge of the Seller, is threatened, and Seller has not received any notice and is aware of no facts suggesting any infringement, misappropriation or violation by others of any ICR Trademarks.

          (d) No infringement, illicit copying, misappropriation or violation of any third party intellectual property rights has or will occur with respect to Seller's use of the ICR
     Trademarks as currently being used by Seller.

           4.11 Financial Statements. Schedule 4.11 includes copies of the pro forma statements of income and expenditures for the ICR Business for the five most recent fiscal years of Seller and for the nine month period ended March 31, 1996 (collectively referred to as the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and present fairly and accurately in all material respects the financial condition of the ICR Business as of the dates of such financial statements.

          4.12 Disclosure. No representation or warranty in this agreement or in any letter, certificate, schedule, statement or other document furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading. Without limiting the scope of the foregoing, Seller is not aware of any change, event or occurrence that has taken place that has a material adverse effect on the ICR Business.

           4.13 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of Seller, any right, interest or valid claim against Purchaser for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

             4.14 Representations and Warranties. The representations and warranties of Seller set forth in Article IV have been made by Seller with the knowledge and expectation that Purchaser is relying thereon, and such representations and warranties shall survive the Closing and, subject to the provisions of section 8.02, shall remain operative in full force and effect following the Closing Date regardless of any investigation at any time made by or on behalf of Purchaser and shall not be deemed merged in any document or instruction executed or delivered by Seller on the Closing Date.



                            ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PURCHASER

           As a material inducement to Seller to enter into this Agreement and to consummate the purchase and sale contemplated hereunder, Purchaser hereby represents and warrants to Seller as follows:

            5.01 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota, and has all requisite corporate power and authority to enter into this agreement and to consummate the transactions contemplated by this Agreement.

           5.02 Corporate Authorization. The execution, delivery and performance of this Agreement by Purchaser and any other agreements or instruments to be executed by Purchaser pursuant to this Agreement have been duly authorized by proper corporate action of Purchaser and are within its corporate powers. This Agreement constitutes, and such other agreements and instruments will constitute, the legal, valid and binding obligations of Purchaser which are, or will be, enforceable against Purchaser in accordance with their respective terms.

           5.03 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of Purchaser, any right, interest or valid claim against Seller for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

             5.04 Representations and Warranties. The representations and warranties of Purchaser set forth in Article V have been made by Purchaser with the knowledge and expectation that Seller is relying thereon, and such representations and warranties shall survive the Closing and, subject to the provisions of section 8.02, shall remain operative in full force and effect following the Closing Date regardless of any investigation at any time made by or on behalf of Purchaser and shall not be deemed merged in any document or instruction executed or delivered by Purchaser on the Closing Date.


                           ARTICLE VI

                       COVENANTS OF SELLER

           6.01 Delivery of Assets. Seller shall deliver all Assets, and such other documents as are being transferred under
Section 2.01(c) to Purchaser at the location set forth on the facilities lease agreement to be entered into by Seller and Purchaser at the Closing, in the form attached hereto as Exhibit G.

           6.02 Confidential Information. Seller acknowledges that the value of the books and records relating to the ICR Business transferred pursuant to this Agreement depends on all confidential information relating thereto remaining confidential and secret. Except as permitted or directed by the Purchaser, following the effective date of this Agreement or at any time thereafter Seller shall not divulge, furnish or make accessible to anyone or use in any way (other than at the request of and for the benefit of Purchaser) any confidential or secret knowledge transferred to Purchaser pursuant to this Agreement. Seller acknowledges that the agreement of Purchaser to keep the above-described knowledge or information confidential will constitute a unique and valuable asset of the Purchaser, and that any disclosure or other use of such knowledge or information other than on a confidential basis and as permitted under this Agreement would be wrongful and would cause irreparable harm to the Purchaser. Confidential information shall not include such information that (i) is in the public domain at the time of the disclosure; or (ii) after disclosure becomes a part of the public domain by publication other than by any direct or indirect action of Seller in violation of this Agreement; or (iii) is received by Seller after the time of disclosure from a third party who did not require such information to be held in confidence and who did not acquire, directly or indirectly, such information from Purchaser or Seller under any obligation of confidence; (iv) is agreed to by the parties in writing in advance of publication; or
(v) is publicly disclosed (i.e., not under adequate protective order) by the receiving party under an order of a court or government agency, provided that the receiving party provides prompt written notification to the disclosing party of such order.

          6.03 Consents. Seller shall have obtained, prior to the Closing Date, all consents or waivers to the transactions contemplated by this Agreement that may be required under any of the agreements or commitments of Seller being sold or assigned to, or assumed by Purchaser hereunder.

          6.04 Access to Books and Records. Between February 22, 1996 and the Closing Date, Seller represents that it has afforded to Purchaser and its authorized representatives (the "Purchaser's Representatives") full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Business.

                           ARTICLE VII

                             CLOSING

            7.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller at 9:00 a.m. on June 11, 1996 or at such other place and on such other date as is mutually agreeable to the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

           7.02 General Procedure. At the Closing, each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to this Article VII hereto and such other documents, instruments and materials (or complete and accurate copies thereof, where appropriate) as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be satisfactory in form and substance to counsel for the receiving party. The conveyance, transfer, assignment and delivery of the Assets shall be effected by Seller's execution and delivery to Purchaser of a bill of sale substantially in the form attached hereto as Exhibit H (the "Bill of Sale") and such other instruments of conveyance, transfer, assignment and delivery as Purchaser shall reasonably request to cause Seller to transfer, convey, assign and deliver all of the Assets to Purchaser, at Seller's cost and expense on the Closing Date, and the assignment and assumption of the liabilities of Seller to be assumed by Purchaser pursuant to Section 2.03 hereof shall be effected by Seller's and Purchaser's execution of an assignment and assumption agreement substantially in the form attached hereto as Exhibit I (the "Assignment and Assumption Agreement").

            7.03  Conditions  to  Purchaser's  Obligations.   The
obligation   of   Purchaser   to  consummate   the   transactions
contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

           (a)   The representations and warranties set forth  in
     Article IV hereof shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date;

           (b) All covenants which Seller is required to perform or comply with on or before the Closing Date shall have been fully complied with or performed in all material respects;

           (c) Seller shall have assigned to Purchaser the licenses, contracts and agreements listed in Exhibit B;

           (d) Seller shall have assigned to Purchaser the personal property leases listed in Exhibit C;

           (e) Purchaser shall have entered into employment agreements, in form and substance satisfactory (each an "Employment Agreement"), to Purchaser, with the persons set forth in Exhibit J hereto (the "ICR Employees");

            (f)    All  actions,  proceedings,  instruments   and
     documents required to carry out this agreement by Seller, or incidental thereto, and all other related legal matters shall have been approved by counsel for Purchaser;

           (g) No action, suit, proceeding or investigation before any court or governmental body or authority, which presents a substantial risk of restraining or prohibiting the transactions contemplated by this agreement or of having a material adverse impact on the Assets or the ICR Business, shall have been instituted or threatened against Seller or Purchaser on or before the Closing Date;

           (h) Seller shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting Seller or any license, franchise or permit of or affecting Seller, regardless of whether assigned to Seller pursuant to Section 7.03(d);

           (i) all material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

           (j) Purchaser shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Purchaser as of the date of this Agreement regarding the ICR Business or the Assets, which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the value of the Assets or the ICR Business, as determined by the Purchaser in its reasonable discretion;

           (k) There shall have been no damage, destruction or loss of or to any of the Assets, or to any of the software and technology to be licensed under the License Agreement, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on the Assets or the ICR Business;

           (l) On the Closing Date, Seller shall have delivered to Purchaser all of the following:

                (i) the Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Purchaser shall have reasonably requested pursuant to
          Section 7.02 hereof;

                (ii)   the  Assignment, Assumption and  Retention
          Agreement;

                (iii) the books, records and other documents under Section 2.01(g);

                (iv)   an  Assignment of Trademarks for  all  ICR
          Trademarks in substantially the form of Exhibit K hereto;

                (v) a certificate of the President dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                (vi) copies of the third party and governmental consents and approvals referred to in subsection (h) above;

                (vii)   a  copy  of the text of  the  resolutions
          adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement; along with a certificate executed on behalf of Seller, by its corporate secretary certifying to Purchaser that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

                (viii)   an executed copy of each of the  License
          Agreement and the Trademark License Agreement;

                (ix) an executed copy of the facilities lease agreement in the form of Exhibit G hereto;

                (x) an executed copy of a receipt acknowledging delivery of all of the closing items delivered by Purchaser under Section 7.04; and

                (xi) such other certificates, documents and instruments as Purchaser reasonably requests related to the transactions contemplated hereby.

            7.04   Conditions   to  Seller's  Obligations.    The
obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

           (a) The representations and warranties of Purchaser set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing;

           (b) No action, suit, proceeding or investigation before any court or governmental body or authority, which presents a substantial risk of restraining or prohibiting the transactions contemplated by this agreement or of having a material adverse impact on the Assets or the ICR Business, shall have been instituted or threatened against Seller or Purchaser on or before the Closing Date;

          (c) On the Closing Date, Purchaser will have delivered to Seller:

                (i) a certificate of an appropriate officer of Purchaser, dated the Closing Date, stating that the conditions precedent set forth in subsection (a) above have been satisfied;

                (ii) a certificate, dated the Closing Date, executed on behalf of Purchaser by its Corporate Secretary, certifying to Seller that the transactions contemplated by this Agreement have been fully and duly authorized by all necessary corporate action;

                (iii)  an  executed copy of each of  the  License
          Agreement and the Trademark License Agreement;

                (iv)   the  Assignment, Assumption and  Retention
Agreement;

                (v) an executed copy of a receipt acknowledging delivery of all of the closing items delivered by Seller under Section 7.03;

                (vi) such other certificates, documents and instruments as Seller reasonably requests related to the transactions contemplated hereby; and

                 (vii) Purchaser shall have paid to Seller simultaneously with the Closing, the Purchase Price specified in Sections 3.01(a), 3.01(b) and 3.01(c) and the Initial License Fee under Article IV.A. of the License Agreement.


                          ARTICLE VIII

                         INDEMNIFICATION

           8.01 General. The covenants, representations and warranties contained in this Agreement shall survive the closing for a period of five years. Subject to the limitations set forth in Section 8.02, Seller agrees to indemnify Purchaser with respect to, and hold Purchaser harmless from, any loss, liability or expense (including, but not limited to, reasonable legal fees) which Purchaser may incur or suffer by reason of, or which results, arises out of or is based upon (a) the inaccuracy of any representation or warranty made by Seller in this Agreement, (b) the failure of Seller to comply with any covenants or other commitments made by Seller in this Agreement, (c) the failure to comply or the election of Seller or Purchaser not to comply with the bulk transfer provisions of the Uniform Commercial Code, as in effect in any state having jurisdiction over the transactions contemplated by this Agreement, or (d) any claims arising from or relating to any of the agreements assumed under Section 2.01(d) and 2.01(e) (including any breach of warranty or indemnification claim asserted against Seller and/or Purchaser), except to the extent such claims arise from or relate to the performance by Purchaser after the Closing of the executory obligations under such agreements.

           Subject to the limitations set forth in Section 8.02, Purchaser agrees to indemnify Seller with respect to, and hold Seller harmless from, any loss, liability or expense (including, but not limited to, reasonable legal fees) which Seller may incur or suffer by reason of, or which results, arises out of or is based upon (i) the inaccuracy of any representation or warranty made by Purchaser in this Agreement, (ii) the failure of Purchaser to comply with any covenants or other commitments made by Purchaser in this Agreement, or (iii) any claims arising from or relating to the performance by Purchaser after the Closing of the executory obligations under any of the agreements assumed by Purchaser under Section 2.01(d) and 2.01(e)(but only to the extent such claims arise from such executory obligations).

             8.02    Limitations    on   Indemnification.     The
indemnification obligations of Seller and Purchaser under Section
8.01 shall be subject to the following limitations:

           (a) none of the parties shall have any obligations under this Article VIII with respect to any matters that are not brought to that party's attention within the five (5) year period commencing on the date of this Agreement, except for claims of fraud or intentional misrepresentation;

           (b)   the indemnification obligations of Seller  under
     Section 8.01 shall be subject to the limitations set forth in Section VI.D. of the License Agreement;

          (c)  the indemnification obligations of Purchaser under
     Section 8.01 shall be subject to the limitations set forth in Section VI.D. of the License Agreement; and

           (d) the indemnification obligations of Purchaser and Seller under Section 8.01 shall include the payment of reasonable legal fees only in connection with claims asserted under Section 8.01 that arise out of or are based upon third party claims against the party seeking indemnification.

           8.03 Legal Proceedings. In the event Purchaser or Seller become involved in any legal, governmental or administrative proceeding which may result in indemnification claims hereunder, such party shall promptly notify the other parties in writing and in full detail of the filing, and of the nature of such proceeding. The other party may, at their option and expense, defend any such proceeding if the proceeding could give rise to an indemnification obligation hereunder. If any party elects to defend any proceeding, it shall have full control over the conduct of such proceeding, although the party being indemnified shall have the right to retain legal counsel at its own expense and shall have the right to approve any settlement of any dispute giving rise to such proceeding, provided that such approval may not be withheld unreasonably by the party being indemnified. The party being indemnified shall reasonably cooperate with the indemnifying party or parties in such proceeding.

           8.04 Indemnification Claims-Interest. Interest on any claim for indemnification pursuant to this Article VIII shall accrue at a rate equal to the reference rate as publicly announced from time to time by the Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, from the date the claim arose until the claim is satisfied by payment.

                           ARTICLE IX

                        OTHER AGREEMENTS

           9.01 Employees of the Business. Purchaser shall be under no duty whatsoever to offer to hire or to hire any employee or group of employees of Seller. Purchaser may offer employment to all employees of the ICR Business on or prior to the Closing. All terms, including benefits, of each offer to such person shall be determined by Purchaser in its sole discretion and nothing herein shall constitute an agreement to assume or be bound by any previous or existing collective bargaining agreement between Seller and any representative of Seller's employees or a guaranty that any employee of Seller, to whom an offer of employment may be made, shall be entitled to remain in the employment of Purchaser for a specified period of time. An employee of the ICR Business entering into an employment agreement with Purchaser shall become an employee of Purchaser on the Closing Date provided that the employment agreement is executed by such employee and Purchaser.

            Seller shall remain solely responsible for all salaries, wages, benefits (including accrued vacation), severance arrangements and all other terms of employment for (a) each ICR Employee or other employee of the ICR Business accruing prior to the date such ICR Employee or other employee of the ICR Business becomes an employee of Purchaser and (b) each employee of the ICR Business who does not become an employee of Purchaser accruing at any time.

          9.02 Employee Benefits.

           (a) Benefit Plans. Seller shall remain liable and Purchaser shall not assume or otherwise have any liability or obligation under any pension or other benefit plans of Seller.

           (b) Seller Benefit Plans. Benefits accrued on or before the Closing Date with respect to all employees of Seller who (a) are employees of Seller to be employed by Purchaser and (b) are participants in Seller's retirement or pension plans, if any, shall be "locked and frozen" as of the Closing Date, and Seller shall retain sole liability for the payment of such benefits as and when employees become eligible therefor under such plan. For the purposes of this section, the term "locked and frozen" means that employees shall retain their accrued benefits under such retirement or pension plans as of the Closing Date. All such employees shall become fully vested in such accrued benefits as of the Closing Date, and Seller will so amend such plan if necessary to achieve this result.

           9.03 Employee Release. The employees of Seller that become employees of Purchaser shall not be subject to any restriction in the use of the Nestor Technology in their capacity as employees of Purchaser, other than such restrictions as are set forth in the License Agreement, and Seller releases and waives any such claims against Purchaser and such employees in their capacity as employees of Purchaser arising from their use of the Nestor Technology on behalf of Purchaser, except for any claims arising from any breach of the License Agreement.

           9.04 Use of Seller's Trade Name and Logos. Purchaser shall have the right to use, on the product labels and packaging materials existing at Closing Date, all of the trade names, trademarks and logos owned by Seller and currently used in the
operation   of   the  ICR  Business  until  such   existing   and
additionally printed product labels and packing materials are exhausted. No royalty or other fees shall be payable by Purchaser for the right to use such trade names, trademarks and logos.


          9.05 Receivables.

           (a) After the Closing Date, Purchaser shall undertake to collect on Seller's behalf the accounts receivable of the ICR Business for the period prior to the Closing Date other than the excluded receivables identified in Section 9.05(b) below ("Receivables") and during such period that Purchaser is exercising its collection efforts, Seller shall not undertake any collection efforts with respect to the Receivables. Purchaser shall be entitled to retain from the funds collected or to receive from Seller a payment of five percent (5%) of each Receivable collected by Purchaser or through Purchaser's efforts. Purchaser shall have no liability to Seller in connection with its collection efforts, but it shall use its good faith efforts to exercise the same degree of diligence in collecting the Receivables that it employs in the collection of its own accounts receivable, except that Purchaser shall not institute any legal proceedings with respect to the Receivables without the consent of Seller. Purchaser and Seller shall follow the specific collection procedures set forth below in
     Section 9.05(b). Purchaser shall undertake such collection efforts for a period of 180 days after the Closing Date and from and after such period shall have no obligation to engage in any collection efforts.

          (b) Purchaser and Seller shall implement the following procedures with respect to the Receivables:

                 (i)    Seller  will  issue  accounts  receivable
          confirmation letters to customers in a form approved by
          Purchaser,   such  approval  not  to  be   unreasonably
          withheld.

                (ii) Seller and Purchaser will have, before the Closing, reviewed the accounts receivable of the ICR Business (which accounts receivable shall be identified in Schedule 9.05(b)(ii)) for doubtful accounts and will have identified such doubtful accounts on Schedule 9.05(b)(ii).

                (iii) Purchaser will attempt to collect the Receivables by the procedure outlined in Schedule
          9.05(b)(iii).

                 (iv)    All  uncollected  Receivables  will   be
          considered disputed six (6) months after invoice date.

                (v) Purchaser will apply its standard credit and collection policies to the combined Purchaser/Seller ICR Business related accounts receivable except for the following disputed categories, which shall be excluded from Receivables:


                    (aa). Seller performance issues
                    (bb). Inaccurate invoices
                    (cc). Doubtful accounts as identified in
                          Section 9.05(b)(ii) above
                    (dd). Invoices dated earlier than 12/10/95
                    (ee). Invoices that are disputed by a customer
                          in response to the reconciliation letter in
                          Section 9.05(b)(i) relating to Seller's
                          failure to perform or an error in the invoice
                    (ff). Disputed invoices as identified in Section 9.05(b)(iv)

                (vi) Seller may, at its option, have disputed invoices returned to it for collection.

               (vii) Purchaser will apply cash payments received from a customer with a Receivable in chronological order of invoice date of the Receivables

          9.06 Solicitation of Employees.  For a period of twelve
(12) months after the Closing Date, Purchaser and Seller will not directly solicit the employment of any employee of the other party; provided that such restriction shall not restrict the advertising of general employment openings or responding to inquiries.

                            ARTICLE X

                          MISCELLANEOUS

          10.01 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors. This Agreement shall not be assignable by either Seller or Purchaser; provided that either party shall have the right to assign this Agreement to any entity that purchases all or substantially all of the assets of such party and succeed to the business of the assigning party provided that the assigning party shall remain responsible for the performance by such purchaser. In addition, Purchaser may assign its interest in this Agreement to a corporation that is affiliated with Purchaser so long as Purchaser remains responsible for the performance by such affiliated corporation of all of Purchaser's obligations and commitments hereunder.

           10.02 Notices. All notices, consents, requests, demands, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, or (d) sent by telephonic facsimile transmission, and, pending the designation of another address, addressed as follows:

     Notices to Seller:       Nestor, Inc.
                              One Richmond Square
                              Providence, RI  02906
                              Attention:  President
                              Telephone:  (401) 331-9640
                              Fax:  (401) 331-7319

     Notices to Purchaser:    National Computer Systems, Inc.
                              11000 Prairie Lakes Drive
                              Eden Prairie, Minnesota 55344
                                 Attention:    General    Counsel
Counsel
                              Telephone:  (612) 829-3120
                              Fax:  (612) 829-3066

           10.03 Entire Agreement and Counterparts. This Agreement, the exhibits attached hereto and the schedules delivered pursuant hereto evidence the entire agreement between Seller and Purchaser relating to the purchase and sale of the Assets and supersede in all respects any and all prior oral or written agreements or understandings. This Agreement shall be amended or modified only by written instrument signed by both Seller and Purchaser. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement.

           10.04 Further Assurances. Seller agrees that, on and after the Closing Date, it shall take all appropriate action and execute any documents, instruments, copyright assignments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including, without limitation, putting Purchaser in possession and operating control of the Assets.

           10.05 Headings. Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

           10.06 Expenses. Except to the extent otherwise provided in this Agreement, each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

           10.07      Taxes.   Purchaser and Seller  shall  share
equally the cost of any sales, transfer, use or excise taxes payable in connection with the Purchase Price.

           10.08 Risk of Loss. The risk of loss shall remain with Seller until the Closing, and Seller until such time will continue in force any and all fire, casualty, theft or other insurance policies relating to the Business and the Assets. In the event of any destruction, damage to or theft of the Assets or property related thereto prior to the Closing, Purchaser shall have the right to either (a) deduct from the purchase price the amount of such loss that is not covered by insurance proceeds payable to Purchaser, or (b) elect not to proceed with the transactions contemplated by this agreement.

           10.09 Severability. Each and every provision of this Agreement shall be deemed valid, legal and enforceable in all jurisdictions to the fullest extent possible. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be adjusted and reformed rather than voided, if possible, in order to achieve the intent of the parties. Any provision of this Agreement that is determined to be invalid, illegal or unenforceable in any jurisdiction which cannot be adjusted and reformed shall for the purposes of that jurisdiction, be voided. Any adjustment, reformation or voidance of any provision of this Agreement shall only be effective in the jurisdiction requiring such adjustment or voidance, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or adjusting, reforming, voiding or rendering that provision or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

           10.10 Governing Law; Venue. The internal law, without regard to conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

           IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement for themselves or by their respective duly authorized representatives as of the date first set forth above.

                         NESTOR, INC.

                         By
                            /s/David Fox
                            President and CEO


                         NATIONAL COMPUTER SYSTEMS, INC.

                         By Russell A. Gullotti
                            Chairman, President and CEO

                         By
                            /s/James D. Donoho, Vice President
                            By Power of Attorney
DISCLOSURE SCHEDULE



SCHEDULE TO SECTION 1.04


A.   U.S. Registrations

Mark      Reg. No.            Reg. Date

Omnitools 1,942,624           12/19/95

B.   U.S. Applications

Mark      Appl. No.           Filing Date

N'Route        74/689,201       6/13/95
OmniControls   Not yet assigned 4/17/96
OmniReader     65/015,559       11/3/95


SCHEDULE TO SECTION 4.04(a)

See attached listing.

SCHEDULE TO SECTION 4.04(b)

Executory Personal Property Leases to which Seller is a Party used in connection with the ICR Business

None.

SCHEDULE TO SECTION 4.04(c)

To be delivered in the form of a data base file at the Closing.

SCHEDULE TO SECTION 4.05

The  third-party  licenses  listed in  the  Schedule  to  Section
4.04(a), and specifically identified in Schedule D of the License
Agreement  are  not  assignable  without  the  consent   of   the
respective licensors.

Certain licenses granted by Seller contain minimum performance requirements by the licensee, some of which have not been met. In the ordinary course of business, Seller and certain of such licensees that have not met the minimum performance requirements set forth in their license agreement have renegotiated such minimums and the copies of the license agreements that Seller has provided to Purchaser include the terms of any such renegotiations.

SCHEDULE TO SECTION 4.06

See Attached listing.

SCHEDULE TO SECTION 4.07

Seller and Purchaser do not believe that the transactions contemplated by this Agreement are subject to the Bulk Transfer provisions of Article Six of the Uniform Commercial Code, as in effect in any state having jurisdiction over the transactions contemplated by this Agreement, including the Uniform Commercial Code -- Bulk Transfers in effect under Chapter 6 of the laws of the state of Rhode Island.

Seller  will  be required to file a Report on Form 8-K  with  the
U.S.   Securities  and  Exchange  Commission  relating   to   the
transactions embodied in the Purchase Agreement and  the  License
Agreement.

SCHEDULE TO SECTION 4.09

Seller has relied upon various exemptions from Federal and State laws and regulations based upon the size of the Seller's business. Such exemptions may not be available to the Purchaser.

SCHEDULE TO SECTION 4.10

The registration status of trademarks used in the ICR Business is set forth in the Schedule to Section 1.04.

SCHEDULE TO SECTION 4.11

See attached.

                   Schedule to Section 4.04(a)

 All Executory Licenses, Contracts Or Agreements Relating to The
   Assets Or The ICR Business between Seller And Third Parties

 Third Party             Title of Agreement            Date of Execution

ACAL Auriema   Non-Exclusive Distributorship          August 22, 1995
               Agreement
Accu-          NestorReader License and Development   April 30, 1993
Automation     Agreement
Corp.
Advantage      Nestor Software License Agreement      December 28, 1995
Technologies

Alcom          Nestor, Inc. Software Beta Test        March 23, 1995
               Program Agreement
Alliance Data  NestorReader Software License          October 7, 1993
Systems        Agreement
Alliance Data  Source Code Addendum   "N"             September 24, 1993
Systems
Almedica       Addendum to NR License and Dev.        December 28, 1995
               Agreement
Almedica       NestorReader License and Development   May 29, 1992
               Agreement
Alta
Technology     Amendment Letter to License Agreement  January 5, 1995
Corporation    dated Feb 16, 1994

Alta
Technology     NestorReader Software License          February 16, 1994
Corporation    Agreement

Automated
Solutions      Nestor, Inc. Software Beta Test        March 17, 1995
Corp.          Agreement

Automated
Business       Nestor Software License Agreement      June 30, 1995
Solutions.
Avalon         Nestor, Inc. Software Beta Test        February 1, 1995
Technology     Agreement
Calera         Special Purpose Object Code
Recognition    Integrated Software Distribution       November 1, 1994
Systems, Inc.  License
Cardiff        NestorReader License and Development   December 13, 1991
Software       Agreement

CDG Europe     Nestor, Inc. Non-exclusive             July 31, 1995
               Distributorship Agreement
Cincinnati
Bell           NestorReader License and Development   January 27, 1993
Information    Agreement
Systems

Cincinnatti
Bell           NestorReader Run-Time License          December 24, 1991
Information    Agreement
Systems

Claimtronic    NestorReader Run-Time License          November 27, 1991
               Agreement
Comspec Corp.  NestorReader Software License          March 17, 1994
               Agreement
Comspec Corp.  Optical Character Recognition Test     July 7, 1995
               Agreement
Corporate
Business       NestorReader License and Development   June 8, 1993
Systems Group  Agreement

DataCap        Addendum to License                    August 7, 1992
DataCap        NestorReader License and Development   May 27, 1992
               Agreement
Dialog
Verwaltungs    Non-Exclusive Distributorship          January 6, 1996
Data AG        Agreement

Diamond Head   Letter Amendment                       January 1, 1995
Software
Diamond Head   Letter Amendment                       September 21, 1995
Software
Diamond Head   Letter Amendment                       November 1, 1995
Software
Diamond Head   NestorReader Software License          February 3,1994
Software       Agreement

Diamond Head   Addendum to NestorReader Software      November 17, 1994
Software       License Agreement
Diamond Head
Software,      Developer Software License Agreement   August 31, 1994
Inc.
Digital Image
Tech. Corp     Nestor Reader License and Development  December 6, 1993
               Agreement

Document Image
Management     NestorReader License Agreement         October 6, 1993
Systems

Dun &          Nestor, Inc. Software Beta Test        March 3, 1995
Bradstreet     Program Agreement
ELSAT
International, Nestor, Inc. Non-Exclusive             Sept. 30, 1995
S.A.           Distributorship Agreement

Executive      NestorReader License and Development   August 28, 1992
Technologies.  Agreement

Gisys          Nestor Software License Agreement      July 27, 1995
Graphics
Development    Licensing Agreement                    June 28, 1995
International
, Inc.
Grumman Data   NestorReader Software License          October 23, 1990
Systems        Agreement

GSI            Nestor, Inc. Software Beta Test        January 31, 1995
               Program Agreement
Handwriting
Imaging        NestorReader License and Development   June 25, 1993
Systems        Agreement

Harvest        Addendum to the schedule of NR         November, 1993
Software       License and Dev. Agrmnt. 6/25/92


Hayes Computer Nestor, Inc. Software Beta Test        February 1, 1995
Systems        Program Agreement

Hermes Precisa
Australia      NestorReader License and Development   June 24, 1993
               Agreement

Howmedica.     Time and Materials Agreement for       August 31, 1995
               Professional Services
I. Levy &      NestorReader License and Development   May 4, 1993
Assoc.         Agreement
ILC Holding.   NestorReader License & Development     August 31, 1992
               Agreement
Imagination    Nestor Software License Agreement      May 1995
Software
Intellec       NestorReader Run-time License          September 27, 1991
Technologies
Interfax.      NestorReader License and Development   June 25, 1992
               Agreement
Itesoft        Nestor Software License Agreement      June 1, 1995
Judge Imaging  Nestor, Inc. Software Beta Test        January 31, 1995
Systems        Program Agreement

Kelar Corp.    Nestor, Inc. Software Beta Test        February 1, 1995
               Program Agreement
Martin         Nestor, Inc. Software Beta Test        January 17, 1995
Marietta       Program Agreement
Medical
Information    Letter Agreement Amending OT Software  February 5, 1996
Management     License
Systems

Medical
Information    OmniTools Software License Agreement   January 26, 1995
Management
Systems

Metafile
Information    Nestor Software License Agreement      September 15, 1995
Systems

Microsystems
Technology     Letter Amendment to Aug. 31, 92        September 4, 1992
               NR.Lic. & Dev.

Microsystems
Technology     NestorReader License and Development   August 31, 1992
               Agreement

Midcontinent
Business       NestorReader License and Development   August 18, 1994
Systems        Agreement

MoneyFax       NestorReader License and Development   February 16, 1993
               Agreement
MoneyFax       NestorReader Run-time License          September 27, 1991
               Agreement
Naval Air
Warfare Center Nestor, Inc. Software Beta Test        February 9, 1995
Aircraft       Program Agreement
Division

Optimum        NestorReader License and Development   April 14, 1993
Solutions      Agreement
Paragraph      License Agreement                      October 10, 1995
International
Pear Computing
Systems.       NestorReader License and Development   July 26, 1993
               Agreement

Pericom        Nestor, Inc. Non-xclusive              April 23, 1996
               Distributorship Agreement
Pixel          Software License Agreement             October 1, 1995
Translations,
Inc.
PRC, Inc.      NestorReader Software License          December 13, 1994
               Agreement
Recognition    NestorReader License Agreement         October  , 1991
Equipment
Response       Nestor Software License Agreement      January 8, 1996
Healthcare
RH + Media     NestorReader Run-Time License          August 20, 1991
Factors        Agreement
Richmond                                              June 6, 1985,
Square                                                amended at various
Technology     Agreement of Lease                     dates through
Park                                                  March 9, 1995
Associates
ScanOptics,    NestorReader License & Development     May 27, 1992
Inc            Agreement
Simplify
Development    Software Licensing Agreement           February 15, 1995
Corporation
Solution
Technologies,  NestorReader License and Development   September 9, 1992
Inc.           Agreement

STMS           Nestor, Inc. Software Beta Test        February 16, 1995
               Program Agreement
Strategic
Technology     NestorReader Run-Time License          September 27, 1991
Institute,     Agreement
Inc.

Synaxis        Nestor, Inc. Software Beta Test        January 20, 1995
               Program Agreement
Team           NestorReader License and Development   July 1, 1992
Consultants    Agreement
Textware Corp. NestorReader Software License          April 1, 1995
TIS America    NestorReader License Agreement         July 24, 1992
Traffic        Nestor Software License Agreement      August 11, 1995
Software, USA
Traffic        Nestor, Inc Software Beta Test         March 23, 1995
Software, USA  Program Agreement
Trip Data &
Safety         NestorReader Licence and Development   September 8, 1992
Management     Agreement

TRW            NestorReader Run-Time License          October 22, 1991
               Agreement
United States
Govt. Rock     Nestor, Inc. Software Beta Test        January 31, 1995
Island Arsenal Agreement

United
Stationers     NestorReader RunTime License           November 1, 1991
Supply Co      Agreement

Vaugn Caudle
Associates     Nestor, Inc. Software Beta Test        February 1, 1995
               Program Agreement

Westinghouse   Nestor Software License and            December 24, 1991
               Development Agreement
Wheb Systems   Nestor Software License Agreement      June 1, 1995
Windak Company NestorReader Software License          September 24, 1993
               Agreement
Xerox Imaging  Addendum to License & Non-Disclosure   July 1, 1991
               Agrmnt
Xerox Imaging  License and Non-Disclosure Agreement   March 21,1991
Yankee         Consulting Agreement                   December 1, 1994
Software

                    Schedule to Section 4.06

The following licenses of third-party software incorporated into the Existing ICR Products require in each case the consent of the licensor to assignment of the license in question, and such consents have not been obtained by the Seller.


Licensor            Description          Used in ICR Product

Calera Recognition  Special Purpose      NestorReader and
Systems, Inc.       Object Code          OmniTools
                    Integrated Software
                    Distribution
                    License dated
                    November 1, 1994

Diamond Head        Developer Software   N'Route
Software, Inc.      License Agreement
                    dated August 31,
                    1994

Graphics            Licensing Agreement  OmniTools
Development         dated June 28, 1995
International, Inc.

Paragraph           License Agreement    Intended for
International       dated October 10,    N'Route but not yet
                    1995                 incorporated

Pixel Translations, Software License     NestorReader and
Inc.                Agreement dated      OmniTools
                    October 1, 1995

Simplify            Software Licensing   N'Route
Development         Agreement dated
Corporation         February 15, 1995


                         Schedule to Section 4.11


Unaudited Pro-forma Statements of Income and Expenditures for The ICR
Business

         9 Months Ended               Fiscal Years Ended June 30
            3/31/96         1995        1994       1993      1992       1991

Revenues:
Product      1,072,357    1,516,596    911,979    670,219    364,738   289,245
Engineering   270,750        81,500     24,087    220,000    543,000   465,080
Maintenance
& Use Fee      46,145        69,104      8,750     22,255        ---       ---
   Total
   Revenues  1,389,252    1,667,200    944,816    912,474    907,738   754,325


Expenses:
Engineering   619,991     1,215,443    626,092    625,528    654,455   945,473
Marketing &
Sales         690,612     1,885,102    519,215    436,567    268,769   114,872
Customer
Support       196,781       184,427     54,412     61,875      8,793    16,980
   Total
   Expenses  1,507,384    3,284,972  1,199,719  1,123,970    932,017 1,077,325

Net Loss     (118,132)  (1,617,772)  (254,903)  (211,496)   (24,279) (323,000)


SCHEDULE 9.05(ii)


See attached list of Accounts Receivable and Doubtful Accounts

                 Schedule to Section 9.5 (b)(ii)
Evaluation
Accounts:             ----------Days Past Due----------

                                                          Revenue
                                                          Recog-
                                                           nized
                                 31-  61- Over              By
                 Currnt    1-30   60   90   90     TOTAL  Seller
ACAL
Auriema
Nederland B.V.
IN  102577        1,100    0.00    0    0    0  1,100.00
o/o net 30                                                1,100.00
05/31/96
Total             1,100    0.00    0    0    0  1,100.00

APPROP
Appropriate
Technologies,
Inc.
IN  102585        3,525    0.00    0    0    0  3,525.00
o/o net 30                                                  525.00
05/31/96
Total             3,525    0.00    0    0    0  3,525.00

QUESTC
Questech, Inc.
IN  102592        1,015    0.00    0    0    0  1,015.00
o/o net 30                                                       -
06/07/96
Total             1,015    0.00    0    0    0  1,015.00

RGAACC  RGA
Accessories
IN  102540            0  545.00    0    0    0    545.00
o/o net 30                                                  525.00
04/19/96
IN  102541            0   44.25    0    0    0     44.25
o/o net 30                                                   44.25
04/19/96
Total                 0  589.25    0    0    0    589.25

SCNDIR
Scan-Direct
IN  102535            0 4,500.00    0    0    0  4,500.00
o/o net 30                                                  675.00
04/15/96
Total                 0 4,500.00    0    0    0  4,500.00

SWPOST
Software Post
IN  102586        3,520    0.00    0    0    0  3,520.00
o/o net 30                                                  525.00
05/31/96
Total             3,520    0.00    0    0    0  3,520.00


Total Evaluation  9,160 5,089.25    0    0    0 14,249.25
Accounts                                                  3,394.25





       Note: The
        Accounts
      Receivable
 amounts for the
customers listed
       under the
         heading
     "Evaluation
   Accounts" are
 set forth under
      the column
 titled "Revenue
   Recognized By
        Seller."
 Purchaser shall
  be entitled to
      all of the
 revenues listed
under the column
  titled "TOTAL"
   less only the
  amounts listed
under the column
 titled "Revenue
   Recognized by
        Seller."


Regular Accounts:

                            -----------------Days Past Due-----------------

                     Current    1-30    31-60    61-90   Over 90     TOTAL
ALDATA
Alliance Data
Systems
IN  102374               0.00     0.00        0       0   3,760.00   3,760.00
Net 45 days
12/28/95
Total                    0.00     0.00        0       0   3,760.00   3,760.00

AQUARI  Aquarium
Technology
IN  102521  upon         0.00     0.00        0   2,000       0.00   2,000.00
receipt  04/05/96
Total                    0.00     0.00        0   2,000       0.00   2,000.00

ASSUPP  AS Support
IN  101541               0.00     0.00        0       0   7,701.50   7,701.50
o/o net 30
12/14/94
IN  102000  2/10         0.00     0.00        0       0   6,030.00   6,030.00
Net 30   06/30/95
Total                    0.00     0.00        0       0  13,731.50  13,731.50

AUTOIN  Automated
Information Mgmt
Inc
IN  102549               0.00 3,520.00        0       0       0.00   3,520.00
o/o net 30
04/24/96
Total                    0.00 3,520.00        0       0       0.00   3,520.00

CDG
CDG Europe###
IN  102575           5,985.00     0.00        0       0       0.00   5,985.00
o/o net 30
05/29/96
Total                5,985.00     0.00        0       0       0.00   5,985.00

CITCAN
Citibank Canada
IN  102073               0.00     0.00        0       0   1,995.00   1,995.00
o/o net 30
08/02/95
Total                    0.00     0.00        0       0   1,995.00   1,995.00

CLSGRP
CLS Group, Inc.
IN  102491               0.00     0.00    3,020       0       0.00   3,020.00
o/o net 30
03/26/96
Total                    0.00     0.00    3,020       0       0.00   3,020.00

COGNIT
Cognitronics
IN  102336               0.00     0.00        0       0   1,770.00   1,770.00
o/o net 30
12/08/95
Total                    0.00     0.00        0       0   1,770.00   1,770.00

COMPSY
Computer Systems
Concepts
IN  102571           1,015.00     0.00        0       0       0.00   1,015.00
o/o net 30
05/20/96
Total                1,015.00     0.00        0       0       0.00   1,015.00

CSI
Computer Sciences
Innovations
IN  102579           1,715.00     0.00        0       0       0.00   1,715.00
o/o net 30
05/31/96
Total                1,715.00     0.00        0       0       0.00   1,715.00

DATCAP
DataCap, Inc.
IN  102483  upon         0.00     0.00        0  16,505       0.00  16,505.00
receipt  03/20/96
IN  102515  upon         0.00     0.00        0   7,000       0.00   7,000.00
receipt  03/29/96
CM  000561  upon         0.00     0.00        0  -3,500       0.00  -3,500.00
receipt  05/20/96
Total                    0.00     0.00        0  20,005       0.00  20,005.00

DIAMND
Diamond Head
Software
IN  101362  upon         0.00     0.00        0       0     200.00     200.00
receipt  07/20/94
IN  101617               0.00     0.00        0       0   1,520.00   1,520.00
o/o net 30
03/28/95
IN  102513  upon         0.00     0.00        0  31,700       0.00  31,700.00
receipt  03/29/96
IN  102514  upon         0.00     0.00        0   5,000       0.00   5,000.00
receipt  03/29/96
IN  102562  upon         0.00     0.00    5,000       0       0.00   5,000.00
receipt  04/30/96
IN  102589  upon         0.00 5,000.00        0       0       0.00   5,000.00
receipt  05/31/96
Total                    0.00 5,000.00    5,000  36,700   1,720.00  48,420.00

DIS
Document Imaging
Systems Ltd.
IN  102543               0.00 9,000.00        0       0       0.00   9,000.00
o/o net 30
04/15/96
Total                    0.00 9,000.00        0       0       0.00   9,000.00

DOCIMG
Document Imaging
Systems Ltd.
IN  102014  2/10         0.00     0.00        0       0   3,030.00   3,030.00
Net 30   06/30/95
Total                    0.00     0.00        0       0   3,030.00   3,030.00

ELSAT
Elsat International
IN  102194  o/o net      0.00     0.00        0       0   4,235.00   4,235.00
30    09/29/95
Total                    0.00     0.00        0       0   4,235.00   4,235.00

ETS
Educational
Testing Service
IN  102578           3,520.00     0.00        0       0       0.00   3,520.00
o/o net 30
05/31/96
Total                3,520.00     0.00        0       0       0.00   3,520.00

GPI
GPI A/S
IN  102558               0.00   981.75        0       0       0.00     981.75
o/o net 30
04/30/96
Total                    0.00   981.75        0       0       0.00     981.75

HOWME
Howmedica,
Inc.*****
IN  102564               0.00 1,500.00        0       0       0.00   1,500.00
o/o net 30
04/30/96
Total                    0.00 1,500.00        0       0       0.00   1,500.00

HUGVIT
Hugvit hf
IN  102230               0.00     0.00        0       0     560.00     560.00
o/o net 30
10/26/95
Total                    0.00     0.00        0       0     560.00     560.00

IASYST
IA Systems
IN  102270               0.00     0.00        0       0   1,800.00   1,800.00
o/o net 30
11/17/95
Total                    0.00     0.00        0       0   1,800.00   1,800.00

IMAGSO
Imagination
Software
IN  101687               0.00     0.00        0       0   4,000.00   4,000.00
o/o net 30
05/31/95
Total                    0.00     0.00        0       0   4,000.00   4,000.00

IMNET
Imnet Systems, Inc.
IN  102566           1,520.00     0.00        0       0       0.00   1,520.00
o/o net 30
05/09/96
Total                1,520.00     0.00        0       0       0.00   1,520.00

IMS
Image Management
Systems 1*****
IN  102103               0.00     0.00        0       0   2,520.00   2,520.00
o/o net 30
08/18/95
IN  102139               0.00     0.00        0       0   5,000.00   5,000.00
o/o net 30
09/14/95
IN  102206               0.00     0.00        0       0   4,462.50   4,462.50
o/o net 30
10/03/95
Total                    0.00     0.00        0       0  11,982.50  11,982.50

IMSUAI
Image
Management
     Systems 2*****
IN  102306               0.00     0.00        0       0   5,020.00   5,020.00
o/o net 30
11/30/95
Total                    0.00     0.00        0       0   5,020.00   5,020.00

INTDEC
Intelligent
Decision Systems
IN  102553               0.00   520.00        0       0       0.00     520.00
o/o net 30
04/24/96
Total                    0.00   520.00        0       0       0.00     520.00

ITECA
Itesoft
IN  102401               0.00     0.00        0       0  25,000.00  25,000.00
o/o net 30
01/20/96
Total                    0.00     0.00        0       0  25,000.00  25,000.00

KINISH  Kanishka
Systems Pte
Ltd.*****
IN  102397               0.00     0.00        0       0  25,000.00  25,000.00
o/o net 30
01/01/96
Total                    0.00     0.00        0       0  25,000.00  25,000.00

LEGINF
Legal Information
Technology
IN  102565               0.00 1,520.00        0       0       0.00   1,520.00
o/o net 30
05/08/96
Total                    0.00 1,520.00        0       0       0.00   1,520.00

METALI
Metafile
Information
Systems
IN  102570           1,020.00     0.00        0       0       0.00   1,020.00
o/o net 30
05/14/96
Total                1,020.00     0.00        0       0       0.00   1,020.00

MHURLY
M. Hurley &
Associates
IN  102567             315.00     0.00        0       0       0.00     315.00
o/o net 30
05/09/96
IN  102574  upon         0.00 10,000.00        0       0       0.00  10,000.00
receipt  05/14/96
IN  102584  upon         0.00 18,000.00        0       0       0.00  18,000.00
receipt  05/31/96
Total                  315.00 28,000.00        0       0       0.00  28,315.00

NATWST
NatWest Markets
IN  102495  upon         0.00     0.00        0     550       0.00     550.00
receipt  03/27/96
Total                    0.00     0.00        0     550       0.00     550.00

NCS
National Computer
Systems
IN  102590  upon         0.00 14,770.00        0       0       0.00  14,770.00
receipt  05/31/96
Total                    0.00 14,770.00        0       0       0.00  14,770.00

PAPLIN
Paperlink
IN  102587  upon         0.00 4,230.00        0       0       0.00   4,230.00
receipt  05/31/96
Total                    0.00 4,230.00        0       0       0.00   4,230.00

PERICM
Pericom Graphics
IN  102588           4,200.00     0.00        0       0       0.00   4,200.00
o/o net 30
05/31/96
Total                4,200.00     0.00        0       0       0.00   4,200.00

SCANOP
Scan-Optics, Inc.
IN  101492               0.00     0.00        0       0      20.00      20.00
o/o net 30
11/07/94
IN  102125               0.00     0.00        0       0   1,020.00   1,020.00
o/o net 30
08/23/95
CM  128                  0.00     0.00        0       0     -87.19     -87.19
o/o net 30
10/14/92
Total                    0.00     0.00        0       0     952.81     952.81

SHL     SHL
IN  102504               0.00     0.00   55,035       0       0.00  55,035.00
o/o net 30
03/29/96
Total                    0.00     0.00   55,035       0       0.00  55,035.00

TRIPDA
Trip Data & Safety
Management
IN  102576           2,100.00     0.00        0       0       0.00   2,100.00
o/o net 30
05/31/96
Total                2,100.00     0.00        0       0       0.00   2,100.00

TXTWAR
Textware Corp.
IN  102509               0.00     0.00   15,000       0       0.00  15,000.00
o/o net 30
03/29/96
Total                    0.00     0.00   15,000       0       0.00  15,000.00

WHEB
Wheb Systems, Inc.
IN  102472               0.00     0.00        0   5,000       0.00   5,000.00
o/o net 30
02/29/96
Total                    0.00     0.00        0   5,000       0.00   5,000.00

Subtotal Regular    21,390.00 69,041.75   78,055  64,255 104,556.81 337,298.56
Accounts

*****Accounts to be
retained and
collected by
Seller:

Howmedica, Inc.               -1,500.00                              -1,500.00
Image Management                                        -11,982.50 -11,982.50
Systems 1
Image Management                                         -5,020.00  -5,020.00
Systems 2
Kanishka Systems                                        -25,000.00 -25,000.00
Pte. Ltd.

Subtotal Regular    21,390.00 67,541.75   78,055  64,255  62,554.31 293,796.06
Accounts

Less:
###CDG Europe -     -5,985.00                                       -5,985.00
invoice to be
cancelled

Total Regular Acct  15,405.00 67,541.75   78,055  64,255  62,554.31 287,811.06

Reserved Accounts:
                            -----------------Days Past Due-----------------

                     Current   1 to 30 31 to 60 61 to 90 Over 90     TOTAL
APPFUN
Applied Functional
Technology
IN  101253               0.00     0.00        0       0  10,000.00  10,000.00
o/o net 30
04/29/94
Total                    0.00     0.00        0       0  10,000.00  10,000.00

APPLIN
Applied Information
Services
IN  102039  o/o net      0.00     0.00        0       0     520.00     520.00
30    07/21/95
Total                    0.00     0.00        0       0     520.00     520.00

C.C.S.
C.C.S.
IN  101689               0.00     0.00        0       0   5,000.00   5,000.00
o/o net 30
05/31/95
Total                    0.00     0.00        0       0   5,000.00   5,000.00

CCSARP
Arpa Data Gmbh
IN  101698               0.00     0.00        0       0   2,520.00   2,520.00
o/o net 30
06/02/95
Total                    0.00     0.00        0       0   2,520.00   2,520.00

CFCTEC
CFC Technology
Services, Inc.
IN  101278               0.00     0.00        0       0   1,520.00   1,520.00
o/o net 30
05/31/94
Total                    0.00     0.00        0       0   1,520.00   1,520.00

CLAIM   Claimtronic
IN  101332  o/o net      0.00     0.00        0       0   1,535.00   1,535.00
30    06/30/94
Total                    0.00     0.00        0       0   1,535.00   1,535.00

COMCON  The
Computer Connection
IN  101682               0.00     0.00        0       0   1,785.00   1,785.00
o/o net 30
05/30/95
Total                    0.00     0.00        0       0   1,785.00   1,785.00

DATACP  Data
Capture Systems,
Inc.
IN  101182               0.00     0.00        0       0  11,686.00  11,686.00
o/o net 30
01/31/94
IN  101298               0.00     0.00        0       0     613.91     613.91
o/o net 30
06/17/94
Total                    0.00     0.00        0       0  12,299.91  12,299.91

DATALX
DataLex
IN  102002  2/10         0.00     0.00        0       0   1,015.00   1,015.00
Net 30   06/30/95
Total                    0.00     0.00        0       0   1,015.00   1,015.00

EDS
Electronic Docu.
Sys. PTE LTD
IN  100924               0.00     0.00        0       0   1,550.00   1,550.00
o/o net 30
02/23/93
Total                    0.00     0.00        0       0   1,550.00   1,550.00

FEC
FEC
IN  101781  2/10         0.00     0.00        0       0   7,530.00   7,530.00
Net 30   06/26/95
Total                    0.00     0.00        0       0   7,530.00   7,530.00

IMAX
Imax Sistemas S.A.
DE C.V.
IN  102130               0.00     0.00        0       0   1,000.00   1,000.00
o/o net 30
08/31/95
Total                    0.00     0.00        0       0   1,000.00   1,000.00

INTHIN
The Interthink
Consulting Group
IN  101586  Net 15       0.00     0.00        0       0     250.00     250.00
02/28/95
Total                    0.00     0.00        0       0     250.00     250.00

LANMIC
Lan Microsystems
IN  102245               0.00     0.00        0       0   1,020.00   1,020.00
o/o net 30
11/06/95
Total                    0.00     0.00        0       0   1,020.00   1,020.00

LASHOL
Laser Holdings Ltd.
IN  101271               0.00     0.00        0       0   3,030.00   3,030.00
o/o net 30
05/31/94
Total                    0.00     0.00        0       0   3,030.00   3,030.00

LORAY
Loray Systems, Inc.
IN  101261               0.00     0.00        0       0   2,530.00   2,530.00
o/o net 30
05/11/94
Total                    0.00     0.00        0       0   2,530.00   2,530.00

PRISOF  Prisma
Office Limited
IN  101607               0.00     0.00        0       0   1,781.50   1,781.50
o/o net 30
03/15/95
IN  102001  Net 60       0.00     0.00        0       0   9,907.50   9,907.50
06/30/95
Total                    0.00     0.00        0       0  11,689.00  11,689.00

QUANT
Quantitative
Technology Corp.
IN  100773               0.00     0.00        0       0     750.00     750.00
o/o net 30
07/20/92
Total                    0.00     0.00        0       0     750.00     750.00

SATELL
Satellite Image
Systems, Inc.
IN  100778               0.00     0.00        0       0     400.00     400.00
o/o net 30
07/27/92
Total                    0.00     0.00        0       0     400.00     400.00

SOLTEC
Solution
Technology, Inc.
IN  102180               0.00     0.00        0       0     515.00     515.00
o/o net 30
09/27/95
Total                    0.00     0.00        0       0     515.00     515.00

SYSCOM
Syscom, Inc.
PA  2040                -7.50     0.00        0       0       0.00      -7.50
01/29/96
Total                   -7.50     0.00        0       0       0.00      -7.50

TELWAR
Tele-Ware Services,
Inc.
IN  101469               0.00     0.00        0       0     114.00     114.00
o/o net 30
10/31/94
IN  101485               0.00     0.00        0       0   3,025.00   3,025.00
o/o net 30
11/14/94
Total                    0.00     0.00        0       0   3,139.00   3,139.00


Total Reserved          -7.50     0.00        0       0  69,597.91  69,590.41
Accounts



Subtotal Accounts   30,542.50 74,131.00 78,055   64,255 174,154.72 421,138.22
Receivable
Less: Accounts to
be retained and
collected by Seller      0.00 -1,500.00        0       0 -42,002.50 -43,502.50
CDG Europe invoice  -5,985.00                                       -5,985.00
to be cancelled

Total Accounts      30,542.50 72,631.00 78,055   64,255 132,152.22 377,635.72
Receivable

SCHEDULE 9.05(iii)



     COLLECTION PROCEDURES

- -   NCS prepare a collection letter to be mailed to each account.
Letter to include:

     1. Explanation of NCS/Nestor relationship (clarify reason for letter on
          NCS letterhead).
     2.   Reminder charges are due and payable
     3.   Make checks payable to NCS, PO Box 9365,
          Minneapolis, Minnesota
     4.   Signatures of both NCS and Nestor officials
          (reinforce the two companies are working together).

- -  Payments
     1.   Use existing NCS account for deposit
     2.   NCS prepare monthly check to Nestor to
          reimburse for collections net of collection fee.

- -  Payments to Nestor
     1.   Nestor deposit and forward notification of same to NCS
     2. Nestor prepare monthly check to NCS to reimburse for collection fees.

- - Nestor forward a copy of each invoice and collection file, if any, to NCS

- -   NCS  enforce  its credit policy in the course  of  collecting
Receivables.   A  summary of NCS' collection  program  previously
provided to Nestor is attached to this Schedule.

- -   NCS  return  the balance of the unpaid items  to  Nestor  for resolution at the end of the program
                         FORMS DIVISION
                          POLICY MANUAL


SUBJECT:  Collections Program

POLICY:

10 DAYS LATE (40 days from invoice date)

- - First collection letter is sent to all amounts $25,000 and under that remain open.
  -  Letter is inquiry to keep account current, etc.

- - Personal contact by phone for amounts over $25,000.
  - Contact is friendly inquiry to see if they have received invoice, any problems with order, etc.

40 DAYS LATE (70 days from invoice date)

- - Second collection letter is sent to all amounts $15,00 and under that remain open.
  - Letter is firm i.e., send copy of canceled check, your account is past due, etc.

- - Personal contact by phone to all amounts over $15,000.
  - Contact is more demanding i.e., when can be expect payment, etc.

55 DAYS LATE (85 days from invoice date)

- - Personal contact by phone to all amounts over $1,000.
  - Contact is very strong, i.e., please give our invoice your full attention, when will the paper work be complete on the purchase order modification, what is the check number, we may have to put you on credit hold (prepayment status) in the future, etc.

70 DAYS LATE (100 days from invoice date)

- - Third collection letter is sent to all amounts under $1,000.
  - Final demand letter i.e., appropriate collection action will be taken if we do not receive payment within 15 days.


85 DAYS LATE (115 days from invoice date)

- - Personal contact by phone to all amounts under $1,000.
  - Contact is very demanding i.e., customer is put on credit hold or prepayment status.
  - Collectability is determined i.e., referred to collection agency, or written off to allowance for doubtful accounts.

PERSONAL CONTACT PROCESS

- - If the customer does not meet the commitment given in the first phone contact and the second phone contact is required, the account will be notified that it is on credit hold until payment is received. The second phone call will be followed by a letter.

- - If the customer does not respond to the second phone call, the third phone call is made. . . final demand is made and followed up with a certified letter.

- - If   the   customer  does  not  respond  to  the  third   phone
  call/certified letter, the account is placed with a  collection
  agency.   The account balance is written off at this  time  and
  the account is reported to Dun and Bradstreet.




                            EXHIBIT A
   List of equipment and other physical assets as specified in
                         Section 2.01(b)



          Exhibit A is set forth on the attached list.

                            Exhibit A


   List of equipment and other physical assets as specified in
                         Section 2.01(b)

     <S
>
  In    Nestor
 ven-    ID #           User              System       Serial #
 tory
 Tag#

   1      1140 David Wright            Toshiba T4700CT 08423795
   2     1081A Ezzio, David            Compudyne       2250540012
                                      486/50          14
   3      1153                         APS 1.7Gb ext   A280663
   4      1105 Fontaine, Sharon        Ambra 486/66    3409A01318
   5      1123 Greichen, Kathy         Dell 450SV      40252
   6           Hendrickson, Dorothy    Dell325D        0AFV6
   7      1101 Hull, Fauss (at home)   MCS 486/66
   8      1163                         Gateway P90     3211402
   9      1132                         Sun Hard disk   A252108
                                      (loaner3)
  10      1137 Kenton, Lannie          Dell DimP90     46VW7
  11      1106                         APS 1Gb         4544278304
                                                     53
  12        NC                         APC UPS
  13           Sun                     Sun SLC         110G1882
  14                                   Fuji 250        1094
  15        NC                         APS 345Mb SCSI  A178379
                                      ext
  16      1110 Lazieh, Joanne          Dell 466V       3M11L
  17      1111 Lenihan, David          Dell 466V       3M11J
  18      1148 Nabutovsky, Yulia       DAC P90
  19     1099A Parrillo, Arthur        Ambra 486/66    3342A00223
  20      1103 Parrillo, Arthur -      Ambra 486/66    3403A01431
              config testing
  21      1142 Puchala, Ron            Dell DimP90     49KJ4
  22      1075 Puchala, Ron - NT       Dell 486/50     1P3YC
              Porting Machine
  23        NC                         SCSI cdrom      35021055C
  24      1070                         SCSI hard       C20G6YAS
                                      disk/controller
  25      1166 (new hire)              Gateway P90
  26      1164 Rezendes, Tracie        Gateway P90     3211401
  27      1145                         APS hard disk   A304588
  28      1190                         APS Hard Disk   AK0301
                                      2Gb
  29      1191                         CDROM recorder  Z554265TV
  30      1157 Testing machine         Gateway P90     3101745
  31      1135 Todd/Stone, Mary        Toshiba T1960CT 02560034
  32      1170 (to be assigned)        Toshiba T1960CS
  33     1099B QA Dept                 Ambra 486/66    3342A00222
  34      1109 QA Dept.                Ambra 486/100   3422A00585
  35      1174 QA Dept.                TP P90
  36      1162 QA Dept.                TP P90
  37        NC                         Brother Fax     L41048579
  38      1175                         HP ScanJet IIcx 3414A55709
  39     1126A Yulia                   NEC Monitor     4882568LA
  40     1126B Fauss(at home)          NEC Monitor
  41           Sun                     Sparc SLC       109G0591
  42      1153 Sun (arnold2)           APS hard disk   A326741
  43      1064 IBM                     RS/6000         MS70122628
                                                     466
  44      1078                         External hard   J1827
                                      disk 2Gb
  45      1139 Printer                 HP 4si/MX       USGB525544
  46        NC Okidata printer                         511A103263
                                                     3
  47        NC Scan Partner Jr.                        4070010SPT
  48                                   Sun             908F0075
  49           Factory                 Dell 310        2875
  50      1116 Disk Copier             3300 Genesis
                                      Loader
  51           Bulletin Board          CUI386          90123969

EXHIBIT A-1

        List of inventory as specified in Section 2.01(b)


         Exhibit A-1 is set forth on the attached list.

                           Exhibit A-1

        List of Inventory As Specified in Section 2.01(b)

Inventory as of June 7, 1996:
                      Quantity     Value   Location
OmniTools:
     Empty packages      48         $150     Storeroom
     Developers Guide    32          615     Storeroom
     OmniReader Doco     63        1,213     Storeroom
     OmniControls Doco  430        6,073     Storeroom
     Labels             750          300     Mfg. table top

NestorReader:
     Empty packages     263         $823     Storeroom
     Developers Guide    20          385     Storeroom
     Labels             450          182     Mfg. table top

Miscellaneous:
     License envelopes  535         $268     Mfg. table bottom
     License Labels     400          260     Mfg. table top
     Disk Mailers       116           87     Mfg. table bottom

N'Route:
     Empty packages     144       $5,760     Storeroom
     Users Guide        371        1,417     Storeroom
     MailRoom Guide     373        1,425     Storeroom
     Professional Guide 468        1,787     Storeroom
     Label Sets         380        1,026     Mfg. table bottom
     License Envelopes  880          440     Mfg. table bottom
     Viewer insert      220          109     Mfg. table top
     Professional insert  9            5     Mfg. table top
     Standard insert     67           33     Mfg. table top

OmniTools Gold:
     CDs and cases      174        1,797     Storeroom
     Inserts            475        1,568     Storeroom
     Labels             475          451     Storeroom

                     Total Value $26,174
                            EXHIBIT B

List  of  licenses,  contracts and agreements,  as  specified  in
Section 2.01(d), with respect to the ICR Business to which Seller is a party and which are agreed to by Purchaser and specifically identified below:

          Exhibit B is set forth on the attached list.

                                 Exhibit B


List of licenses, contracts and agreements, as specified in Section
2.01(d), with respect to the ICR Business to which Seller is a party and which are agreed to by Purchaser and specifically identified below:

   Third Party            Title of Agreement        Date of Execution

ACAL Auriema        Non-Exclusive Distributorship   August 22, 1995
                    Agreement
Accu-Automation     NestorReader License and        April 30, 1993
Corp.               Development Agreement

Advantage           Nestor Software License         December 28, 1995
Technologies        Agreement

Alcom               Nestor, Inc. Software Beta      March 23, 1995
                    Test Program Agreement
Alliance Data       NestorReader Software License   October 7, 1993
Systems             Agreement
Alliance Data       Source Code Addendum   "N"      September 24, 1993
Systems
Almedica            Addendum to NR License and      December 28, 1995
                    Dev. Agreement
Almedica            NestorReader License and        May 29, 1992
                    Development Agreement
Alta Technology     Amendment Letter to License     January 5, 1995
Corporation         Agreement dated Feb 16, 1994

Alta Technology     NestorReader Software License   February 16, 1994
Corporation         Agreement

Automated           Nestor, Inc. Software Beta      March 17, 1995
Solutions Corp.     Test Agreement

Automated Business
Solutions.          Nestor Software License         June 30, 1995
                    Agreement

Avalon Technology   Nestor, Inc. Software Beta      February 1, 1995
                    Test Agreement
Cardiff Software    NestorReader License and        December 13, 1991
                    Development Agreement

CDG Europe          Nestor, Inc. Non-exclusive      July 31, 1995
                    Distributorship Agreement

Cincinnati Bell
Information         NestorReader License and        January 27, 1993
Systems             Development Agreement

Cincinnatti Bell
Information         NestorReader Run-Time License   December 24, 1991
Systems             Agreement
Claimtronic         NestorReader Run-Time License   November 27, 1991
                    Agreement
Comspec Corp.       NestorReader Software License   March 17, 1994
                    Agreement
Comspec Corp.       Optical Character Recognition   July 7, 1995
                    Test Agreement
Corporate Business
Systems Group       NestorReader License and        June 8, 1993
                    Development Agreement
DataCap             Addendum to License             August 7, 1992
DataCap             NestorReader License and        May 27, 1992
                    Development Agreement
Dialog Verwaltungs  Non-Exclusive Distributorship   January 6, 1996
Data AG             Agreement

Diamond Head        Letter Amendment                January 1, 1995
Software
Diamond Head        Letter Amendment                September 21, 1995
Software
Diamond Head        Letter Amendment                November 1, 1995
Software
Diamond Head        NestorReader Software License   February 3, 1994
Software            Agreement

Diamond Head        Addendum to NestorReader        November 17, 1994
Software            Software License
Digital Image       Nestor Reader License and       December 6, 1993
Tech. Corp          Development Agreement

Document Image
Management Systems  NestorReader License Agreement  October 6, 1993

Dun & Bradstreet    Nestor, Inc. Software Beta      March 3, 1995
                    Test Program Agreement
ELSAT               Nestor, Inc. Non-Exclusive      Sept. 30, 1995
International,      Distributorship Agreement
S.A.
Executive           NestorReader License and        August 28, 1992
Technologies.       Development Agreement

Gisys               Nestor Software License         July 27, 1995
                    Agreement
Grumman Data        NestorReader Software License   October 23, 1990
Systems             Agreement

GSI                 Nestor, Inc. Software Beta      January 31, 1995
                    Test Program Agreement
Handwriting
Imaging Systems     NestorReader License and        June 25, 1993
                    Development Agreement

Harvest Software    Addendum to the schedule of NR
                    License and Dev. Agrmnt.        November, 1993
                    6/25/92

Hayes Computer      Nestor, Inc. Software Beta      February 1, 1995
Systems             Test Program Agreement

Hermes Precisa      NestorReader License and        June 24, 1993
Australia           Development Agreement

I. Levy & Assoc.    NestorReader License and        May 4, 1993
                    Development Agreement
ILC Holding.        NestorReader License &          August 31, 1992
                    Development Agreement
Imagination         Nestor Software License         May 23, 1995
Software            Agreement
Intellec            NestorReader Run-time License   September 27, 1991
Technologies
Interfax.           NestorReader License and        June 25, 1992
                    Development Agreement
Itesoft             Nestor Software License         June 1, 1995
                    Agreement
Judge Imaging       Nestor, Inc. Software Beta      January 31, 1995
Systems             Test Program Agreement

Kelar Corp.         Nestor, Inc. Software Beta      February 1, 1995
                    Test Program Agreement
Martin Marietta     Nestor, Inc. Software Beta      January 17, 1995
                    Test Program Agreement
Medical
Information         Letter Agreement Amending OT    February 5, 1996
Management Systems  Software License

Medical
Information         OmniTools Software License      January 26, 1995
Management Systems  Agreement

Metafile
Information         Nestor Software License         September 15, 1995
Systems.            Agreement
Microsystems        Letter Amendment to Aug. 31,    September 4, 1992
Technology          92 NR.Lic. & Dev.

Microsystems        NestorReader License and        August 31, 1992
Technology          Development Agreement

Midcontinent
Business Systems    NestorReader License and        August 18, 1994
                    Development Agreement

MoneyFax            NestorReader License and        February 16, 1993
                    Development Agreement
MoneyFax            NestorReader Run-time License   September 27, 1991
                    Agreement
Naval Air Warfare
Center Aircraft     Nestor, Inc. Software Beta      February 9, 1995
Division            Test Program Agreement

Optimum Solutions   NestorReader License and        April 14, 1993
                    Development Agreement
Pear Computing      NestorReader License and        July 26, 1993
Systems.            Development Agreement

Pericom             Nestor, Inc. Non-Exclusive
                    Distributorship Agreement       April 23, 1996

PRC, Inc.           NestorReader Software License   December 13, 1994
                    Agreement
Recognition         NestorReader License Agreement  October  , 1991
Equipment
Response            Nestor Software License         January 8, 1996
Healthcare          Agreement
RH + Media Factors  NestorReader Run-Time License   August 20, 1991
                    Agreement
ScanOptics, Inc     NestorReader License &          May 27, 1992
                    Development Agreement
Solution            NestorReader License and        September 9, 1992
Technologies, Inc.  Development Agreement

STMS                Nestor, Inc. Software Beta      February 16, 1995
                    Test Program Agreement
Strategic
Technology          NestorReader Run-Time License   September 27, 1991
Institute, Inc.     Agreement

Synaxis             Nestor, Inc. Software Beta      January 20, 1995
                    Test Program Agreement
Team Consultants    NestorReader License and        July 1, 1992
                    Development Agreement
Textware Corp.      NestorReader Software License   April 1, 1995
TIS America         NestorReader License Agreement  July 24, 1992
Traffic Software,   Nestor Software License         August 11, 1995
USA                 Agreement

Traffic Software,   Nestor, Inc Software Beta Test  March 23, 1995
USA                 Program Agreement
Trip Data & Safety
Management          NestorReader Licence and        September 8, 1992
                    Development Agreement
TRW                 NestorReader Run-Time License   October 22, 1991
                    Agreement
United States
Govt. Rock Island   Nestor, Inc. Software Beta      January 31, 1995
Arsenal             Test Agreement

United Stationers   NestorReader RunTime License    November 1, 1991
Supply Co           Agreement

Vaugn Caudle        Nestor, Inc. Software Beta      February 1, 1995
Associates          Test Program Agreement

Westinghouse        Nestor Software License and
                    Development Agreement           December 24, 1991

Wheb Systems        Nestor Software License         June 1, 1995
                    Agreement
Windak Company      NestorReader Software License   September 24, 1993
                    Agreement




                            EXHIBIT C

List of Personal Property Leases as specified in Section 2.01(e)


                              NONE
                            EXHIBIT D

               PREPAID EXPENSES AND SOFTWARE COSTS


Prepaid Expenses total:        $  33,836.00

     Less Software
     replacement costs:           25,525.00

          Total Adjustment
          to Purchase Price:   $   8,311.00






                            Exhibit E

                    Post-Closing Adjustments



Rent:  June 1 through June 30, 1996      $   8,750.00

25% of June minimum OEM revenues
Microsystems Technology, Inc.                2,187.50
Diamond Head Software                        1,250.00

     Total Post-Closing Adjustments      $  12,187.50






                            EXHIBIT F

                    PURCHASE PRICE ALLOCATION


             Office Equipment:           $40,000.00

             R&D Equipment:               45,000.00

             Intangibles:                215,000.00

             Prepaid Expense:              8,311.00

             Section 3.01(b)
             ACCRA II Costs:              20,202.00

                                         $328,513.00





                            EXHIBIT G

                       SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into as of the 11th day of June 1996, by and between NESTOR, INC. ("Landlord") and NATIONAL COMPUTER SYSTEMS, INC., a
Minnesota Corporation ("Tenant").

                           WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into an acquisition agreement dated as of the date of this sublease; and

     WHEREAS, Landlord is the lessee of certain premises at One Richmond Square, Providence, RI, by virtue of that certain Lease dated June 6, 1985, by and between Richmond Square Technology Park Association ("Prime Landlord") as lessor and Landlord as lessee; and

     WHEREAS, Landlord desires to sublease to Tenant and Tenant desires to sublease from Landlord a portion of the premises demised by the Prime Lease;

     NOW THEREFORE, for good and valuable consideration, Landlord and Tenant agree as follows:

1. DEMISE. Landlord does hereby sublease to Tenant that portion of Landlord's premises demised by the Prime Lease more particularly depicted on Exhibit "1" attached hereto and by this reference made a part hereof (the "Subpremises"), and Tenant does hereby lease and rent the Subpremises from Landlord. The Subpremises are located on the second floor of the Building, and are deemed to contain 3,333 rentable square feet.

2. TERMS AND CONDITIONS. This Sublease shall be upon all of the terms and conditions of the Prime Lease, except as set forth below:

          a. Term. The term of this Sublease shall be a month to month tenancy. Tenant shall give Landlord a 30 day prior written notice to terminate this sublease.

          b. Landlord may terminate this sublease upon ninety days prior written notice to tenant except that such notice shall not be given prior to August 1, 1996.

          c. Condition of Premises. Tenant accepts the Subpremises in their "as is" condition and shall return the premises to Landlord at the expiration of the sublease term in substantially the same condition, normal wear and tear excepted.

          d. Rent. Tenant shall pay the sum of $12,500 per month for each month of tenancy during the term of this sublease. If the commencement date of the term is other than the first day of the month the rent shall be prorated based upon a 30 day month. It is agreed by the parties that this rental rate is the full and complete sum to be paid monthly by tenant and no other costs or charges shall be paid by tenant. (See Exhibit 1)

     e. OTHER. The following sections of the Prime Lease shall not apply: 2, 3, 4, 6, 7, 8, 9 (except as related to office hours and available access),10, 11, 12, 13 and 18.

3. Additional Covenants. Landlord covenants and agrees to fully perform all of its obligations under the Prime Lease. Landlord agrees not to modify, amend or terminate the Prime Lease without the Tenant's consent, which consent shall not be withheld if there is no adverse effect upon Tenant's occupancy of the Subpremises pursuant to this Sublease. Tenant covenants that it will not take any action, or fail to take any action, that would cause Landlord to be in breach of its Lease to the premises.

4. Notices. Notices hereunder shall be given in the manner provided in the Prime Lease, to the following addresses:

     Landlord:   Nestor, Inc.
                 One Richmond Square
                 Providence, RI  02906
                 Attn:  V.P., Finance & Administration


     Tenant:      National Computer Systems, Inc.
                  11000 Prairie Lakes Drive
                  Eden Prairie, MN  55344
                  Attn:  Director, Administrative Services

5. Entire Agreement. This Sublease constitutes the entire agreement of the parties and supersedes all previous agreements, oral or written.

6. Effectiveness. This Sublease shall only become effective when the consent of the Prime Landlord under the Prime Lease has been obtained in writing. Both parties agree to execute such consent upon its execution by the Prime Landlord, if required by Prime Landlord.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Sublease as of the day and year first written above.


LANDLORD:                          TENANT:
NESTOR, INC.                       NATIONAL COMPUTER SYSTEMS, INC.


By:                                By:
      Title                                   Title


Witness:                           Witness:



                            Exhibit 1


The services to be provided by landlord under Section 2(d) are:

Office space:
     NCS will occupy approximately 33% of the available office space for its employees substantially in the areas currently occupied by the employees of the ICR Business (as that terms is defined in the Asset Purchase Agreement dated June 11, 1996 by and between Landlord and Tenant). Additionally, NCS will have complete access to Nestor's common areas including reception, lunchroom, conference, etc. Note: Nestor currently leases approximately 10,000 square feet at One Richmond Square, Providence, RI.

Electricity and local and long distance telephone services:
     Included in the services being leased are electricity requirements and the cost of local telephone access and long distance telephone usage costs.

Equipment use:
     NCS will have complete use of Nestor's telephones, fax machines, photocopy machines, E-mail, and computer networks.

Staff support:
     Nestor will provide staff support in the area of telephone answering, receptionist, and hardware and software technical support.

                            EXHIBIT H

                          BILL OF SALE


           This Bill of Sale is from Nestor, Inc., a Delaware corporation ("Seller"), to National Computer Systems, Inc., a
Minnesota corporation ("Purchaser").

                           WITNESSETH:

           WHEREAS, Purchaser and Seller have entered into that certain Asset Purchase Agreement, dated as of June 11, 1996 (the "Agreement"). All capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Agreement; and

          WHEREAS, on the terms and subject to the conditions set forth in the Agreement, Seller desires to sell, transfer, convey and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain of the assets of Seller being used by Seller in the conduct of the ICR Business.

          NOW, THEREFORE, Seller, for the consideration set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby, on the terms and subject to the conditions set forth in the Agreement, sell, transfer, convey and assign or cause to be sold, transferred, conveyed and assigned to Purchaser, all of Seller's right, title and interest in and to the Assets (as defined in Section 2.01 of the Agreement), but specifically excluding (i) all cash and bank accounts of Seller, (ii) all corporate certificates of authority and corporate minute books and the corporate stock record or register of Seller, (c) all executory licenses, contracts or agreements or leases not specifically identified in Exhibit B or Exhibit C to the Agreement, (iv) all of Seller's intellectual property rights (including, without limitation, Seller's intellectual property rights relating to the ICR Business and Nestor Technology, as defined in the License Agreement, which rights are being licensed to Purchaser under the License Agreement) other than the ICR Trademarks; and (v) all intra-company accounts or notes receivable. The foregoing sale, transfer, conveyance and assignment is, and the Assets thereby sold, transferred, conveyed or assigned are, subject to the terms and conditions of the Agreement, including, without limitation, the representations and warranties of Seller therein.

           From and after the date hereof, at the request of Purchaser, Seller shall execute and deliver, or cause to be executed and delivered, such other instruments of conveyance and transfer as Purchaser reasonably may request in order to vest more effectively in Purchaser title to any of the Assets.

          This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered this 11th day of June, 1996.


                                NESTOR, INC.



                                By:
                                Name:
                                Title:
                            EXHIBIT I

         ASSIGNMENT, ASSUMPTION AND RETENTION AGREEMENT

          ASSIGNMENT, ASSUMPTION AND RETENTION AGREEMENT, dated
June 11, 1996, between NESTOR, INC., a Delaware corporation
("Seller"), and National Computer Systems, Inc., a Minnesota corporation ("Purchaser").

                           WITNESSETH:

           WHEREAS, Purchaser and Seller have entered into that certain Asset Purchase Agreement (the "Agreement") and that certain License Agreement, both dated as of June 11, 1996. All capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Agreement or in the License Agreement;

           WHEREAS, Seller has executed a Bill of Sale of even date herewith (the "Bill of Sale") providing for the transfer to Purchaser of certain assets of Seller (the "Assets"); and

           WHEREAS, this Assignment, Assumption and Retention Agreement is being executed and delivered in order to effect (i) the assignment to Purchaser of certain liabilities and obligations relating to the Assets and the assumption of such liabilities and obligations by Purchaser or (ii) certain procedures regarding certain liabilities and obligations retained by Seller.

            NOW,   THEREFORE,  in  consideration  of  the  mutual
covenants and agreements set forth in the Agreement:

           1. Assumption of Liabilities by Purchaser. Pursuant to Section 2.03 of the Agreement and subject to the exceptions contained in Section 2 hereof and the exclusions contained in
Section 4 hereof, Seller does hereby sell, assign, convey, transfer and deliver to Purchaser and Purchaser hereby agrees to assume and/or pay or perform, in accordance with their terms on the date hereof, or otherwise satisfy, from the date hereof, Seller's executory obligations to be performed after the date hereof under the licenses, contracts or agreements specifically identified in Exhibit B to the Agreement and assigned to Purchaser pursuant to Section 2.01 of the Agreement and the Bill of Sale (the "Assigned Agreements").

          2.  Exceptions to Assumptions of Liabilities.

          Notwithstanding Section 1 hereof:

                (a) With respect to the intellectual property licensed by Seller under the Assigned Agreements as such intellectual property exists as of the date hereof, Purchaser does not assume or have any obligation to enforce any breach by the licensee or other party to the agreement ("Receiving Party") of any obligations related to the use or disclosure of any confidential Nestor Technology under any Assigned Agreement, and Seller retains the right to enforce any and all of the disclosing or owning party's rights and remedies related thereto.

                (b) With respect to the intellectual property licensed by Seller under the Assigned Agreements as such intellectual property exists as of the date hereof, Purchaser does not assume or have any executory obligation with respect to the obligations of Seller under the Assigned Agreements to indemnify the licensee against infringement claims by third parties (or the rights associated therewith) (such obligations and rights generally being hereinafter referred to as "Indemnity Obligations and Rights").

                (c) Seller shall retain the Indemnity Obligations and Rights arising under the Assigned Agreements in the form existing on the date hereof with respect to any violations of any third party's intellectual property rights to the extent arising from the Nestor Technology, standing alone.

                (d) Seller retains and agrees to perform, to which performance Purchaser hereby consents, any obligations existing on the date hereof under the Assigned Agreements to escrow or otherwise provide any source code to a licensee, but only to the extent such obligations relate to a version of such source code existing on the date hereof.

Notwithstanding anything in the foregoing part of this Section 2, Purchaser shall have Indemnity Obligations and Rights to a customer under the Assigned Agreements from and after the date on which Purchaser (a) amends any Indemnity Obligation and Right or
(b) delivers a revision of the intellectual property licensed thereunder to such customer with respect to any violations of any third party's intellectual property rights to the extent arising from (i), in whole or in part, any revisions by Purchaser of the Existing ICR Products or the intellectual property rights licensed by the licensors under such agreements or (ii) any use of the Nestor Technology in combination with any other technology or product.

To the maximum extent permitted by law, any and all rights under the Assigned Agreements that Seller had prior to the date hereof to be indemnified by the other party to such Assigned Agreement shall be deemed on and after the date hereof to be for the benefit of both Seller and Purchaser and either of them may exercise any and all of such rights.

           3. Source Code Licenses. Notwithstanding anything to the contrary in the License Agreement and solely to the extent necessary to permit Purchaser to meet its obligations under the Assumed Agreements as they exist as of the date hereof, Purchaser may, subject to Seller's advance written permission, which permission shall not be unreasonably withheld, escrow or otherwise provide source code to a licensee but only to the extent that such obligation to escrow or provide source code was assumed by Purchaser hereunder as of the date hereof.

           4. Excluded Liabilities. Other than as set forth above in Sections 1 and 2, Seller shall retain, and Purchaser shall not assume, and nothing contained in this Assignment, Assumption and Retention Agreement shall be construed as an assumption by Purchaser of, any liabilities, obligations or undertakings of Seller of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise. Seller shall be responsible for all of the liabilities, obligations and undertakings of Seller not assumed by Purchaser pursuant to Section 1 hereof including, without limitation, all employment obligations, taxes, royalties or license fees accrued prior to the date hereof that are due and payable to any party. Notwithstanding the foregoing, Seller shall use its best efforts to obtain from the third-party contract counterparts consents to the assignment of the licenses, contracts or agreements listed in the Exhibit to this Assignment, Assumption and Retention Agreement. In the event Seller is able to obtain any of such consents, the respective license, contract or agreement shall be deemed assigned by Seller to Purchaser as of the date of such consent on the terms and conditions of this Assignment, Assumption and Retention Agreement, except that all references to the date hereof shall be deemed to be references to the date of such consent and any accounts receivable existing with respect thereto on the date of such consent shall be deemed included in the Accounts Receivable to be collected by Purchaser for Seller under and in accordance with the terms and conditions of the Agreement. In the event Seller is not able to obtain any of such consents, Purchaser hereby agrees and consents to Seller's performance of any and all executory obligations under the respective license, contract or agreement and Purchaser shall not assume, or have any liability under, such licenses, contracts or agreements.

           5. Counterparts. This Assignment, Assumption and Retention Agreement is executed pursuant to the Agreement and may be simultaneously executed in two or more counterparts, each of which as so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, Seller and Purchaser have caused this Assignment and Assumption Agreement to be executed in their respective corporate names by their respective proper officers thereunto duly authorized on and as of the day and year first above written.

                         NESTOR, INC.

                         By
                            David Fox
                            President and CEO


                         NATIONAL COMPUTER SYSTEMS, INC.

                         By Russell A. Gullotti
                            Chairman, President and CEO

                         By
                            James D. Donoho, Vice President
                            By Power of Attorney




   Exhibit To The Asignment, Assumpton and Retention Agreement



      Third Party          Title of Agreement     Date of Execution
Calera Recognition       Special Purpose Object   November 1, 1994
Systems, Inc.            Code Integrated
                         Software Distribution
                         Agreement

Diamond Head Software,   Developer Software       August 31, 1994
Inc.                     License Agreement

Graphics Development     Licensing Agreement      June 28, 1995
International, Inc.
Howmedica                Time and Materials       August 31, 1995
                         Agreement for
                         Professional Services

Paragraph International  License Agreement        October 10, 1995

Pixel Translations,      Software License         October 1, 1995
Inc.                     Agreement

Simplify Development     Software Licensing       February 15, 1995
Corporation              Agreement














                            EXHIBIT J

                       ICR EMPLOYEES LIST

  Lannie S. Kenton
  Ronald F. Puchala
  Peter "Fauss" Hull
  David J. Ward
  Tracie A. Rezendes
  Sharon Fontaine
  Arthur Parrillo
  Yulia Nabutovsky
  David P. Wright
  Mary Stone
  David M. Lenihan
  Gianna J. Lazieh
  Dorothy A. Hendrickson
  Corrine Fioravanti
  Kurt Fretz
                            EXHIBIT K



                    ASSIGNMENT OF TRADEMARKS

     WHEREAS, Nestor, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at One Richmond Square, Providence, RI 02906 ("Assignor"), has adopted and used the marks identified in the attached Schedule 1 (the "Marks");

     WHEREAS, National Computer Systems, Inc., a corporation organized and existing under the laws of the State of Minnesota, having its principal place of business at 11000 Prairie Lakes Drive, Eden Prairie, MN 55344 ("Assignee"), desires to acquire the Marks and enjoy the protection of the registrations of the Marks;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby assign, transfer and sell unto Assignee all right, title and interest in and to the Marks, together with the good will of the business symbolized by the Marks, the registrations of the Marks and any applications for registration, together with the right to apply for any corresponding registrations in other countries.

     Assignor covenants that it or its representatives will, upon request but at no cost to Assignor, do all other lawful acts necessary to enable Assignee to obtain, maintain and enforce full benefits from the rights and interests herein assigned.

     This assignment shall be binding on the successors and assigns of Assignor and shall inure to the benefit of the successors and assigns of Assignee.

                                   NESTOR, INC.


                             By

                             Title _________________________



STATE OF                     )
                    ) ss
COUNTY OF                    )

  On                  , 1996 before me, a Notary Public,
personally appeared________________,the President and
CEO                            of Nestor, Inc., a Delaware
corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



Notary Public
My Commission Expires:


  SCHEDULE 1


  A.U.S. Registrations

  Mark        Reg. No.            Reg. Date

  Omnitools   1,942,624           12/19/95

  B.U.S. Applications

  Mark           Appl. No.      Filing Date

  N'Route             74/689,201          6/13/95
  OmniControls        Not yet assigned    4/17/96
  OmniReader          65/015,559          11/3/95